UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2007
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On March 19, 2007, SafeNet, Inc. (the “Company”) received a written Nasdaq Additional Staff Determination notice from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Annual Report on Form 10-K for the year ended December 31, 2006, and that this serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. The Company issued a press release on March 23, 2007, disclosing its receipt of this Nasdaq Additional Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     As described in the Company’s report on Form 8-K filed August 18, 2006, the Company previously received, on August 14, 2006, a Nasdaq Staff Determination notice because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2006. In addition, as described in the Company’s report on Form 8-K filed November 17, 2006, the Company received, on November 14, 2006, a Nasdaq Additional Staff Determination notice because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2006.
     In connection with the August 18, 2006, Staff Determination notice, the Company requested and received a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”). At the hearing, which occurred on September 22, 2006, the Company requested continued listing and proposed a plan to allow the Company to meet its filing requirements. As described in the Company’s report on Form 8-K filed February 7, 2007, the Company was notified on January 31, 2007, that the Panel had determined to delist the Company’s shares and suspend trading of the shares on The Nasdaq Stock Market. However, as previously disclosed, the Nasdaq’s Listing and Hearing Review Council (the “Council”) stayed the Panel’s decision pending a review of the decision by the Council. There can be no assurance that the Council’s review will result in an outcome favorable to the Company or that the Company’s shares will continue to be listed on The Nasdaq Stock Market.
     As previously disclosed in the Company’s report on Form 8-K filed on July 31, 2006, the Board of Directors of the Company has appointed a special committee of the Board to investigate the Company’s stock option granting practices. The special committee has retained independent counsel and forensic accountants to assist in its investigation, which is currently in progress. In addition, the Company has retained an international professional services firm to assist the Company in a review of the Company’s accounting for stock option grants. That review is also ongoing.
     As previously disclosed in the Company’s report on Form 8-K filed on September 28, 2006, based on its review to date, the Company has concluded that certain option grants made between 2000 and 2005 were accounted for using incorrect measurement dates under applicable accounting rules in effect at the time and, as a result, the Company expects that annual and interim financial statements for the periods from 2000 through March 31, 2006, will have to be restated. In addition, as previously disclosed and more fully described in the Company’s report on Form 8-K filed on January 9, 2007, the Company has identified adjustments to the financial statements previously issued for 2004, 2005 and the first quarter of 2006 pertaining to revenue recognition. Upon completion of the investigation and the audit of the necessary restatements by Ernst & Young LLP, the Company intends to file restated financial statements for these periods, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, and September 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2006, as soon as practicable.
Item 9. 01 Financial Statements and Exhibits
     (d) Exhibits
          99.1 Press Release dated March 23, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2007

SAFENET, INC.
By:	/s/ John W. Frederick
John W. Frederick
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT
NO.	ITEM
99.1	Press Release of SafeNet, Inc., dated March 23, 2007.